UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): July 11, 2014

Virtus Oil & Gas Corp.

(Exact Name of Registrant as specified in its Charter)

______________________________________________________________________________

Nevada	000-54526	46-0524121
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1517 San Jacinto Street, Houston, Texas 77002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 806-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Daniel M. Ferris (“Ferris”) resigned from his position as the sole director of the Company and appointed Rupert Ireland (“Ireland”) as the sole director of the Company to fill the vacancy created by Ferris’ resignation, effective as of July 11, 2014. Ireland will serve as a director of the Company until the next annual meeting of the stockholders, or until his earlier resignation or removal.

Ferris resigned as a director of the Company in connection with the transactions contemplated by a Stock Purchase Agreement, dated as of June 20, 2014, by and between Ferris and Ireland. Pursuant to such agreement, Ireland acquired from Ferris an aggregate 28,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value (“Common Stock”), for a purchase price of $2,000,000, effective as of June 26, 2014. The Shares represent approximately 57.4% of the issued and outstanding shares of Common Stock. The sales transaction and additional information related to the resulting change in control of the Company are disclosed in the Company’s Current Report on Form 8-K filed on July 1, 2014, which is incorporated herein by this reference.

On July 1, 2014, the Company filed with the Commission and transmitted to our stockholders of record an Information Statement on Schedule 14F-1, disclosing the anticipated change in majority control of our board of directors. The resignation of Ferris as a director of the Company, and the election of Ireland as a director of the Company, became effective 10 days after the Company filed the Information Statement.

Except as described below, there are no transactions since December 1, 2011 (the beginning of the fiscal year immediately preceding our last fiscal year), nor any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

•	The founder and original principal executive officer of the Company, Soenke Timm (“Timm”), loaned money to the Company from time to time to fund operations until he sold his controlling interest in the Company to Ferris on July 5, 2012. On June 6, 2012, Timm forgave all of the outstanding debt owed to him by the Company, which was $40,062.76 (consisting of $34,353.00 in principal and $5,709.76 in interest), plus any additional accrued but unpaid interest on his loans to the Company.

•	On July 5, 2012, Timm sold 28,000,000 shares of the Company’s Common Stock, representing sixty percent (60%) of the then issued and outstanding shares of Common Stock, to Ferris. Timm owned no shares of Common Stock of the Company after the sale to Ferris. At the time of the sale of such shares, Timm was the sole director and officer of the Company. Timm subsequently resigned as an officer of the Company, effective July 6, 2012. Also effective July 6, 2012, Timm, as the sole director acting by written consent without a special meeting, appointed Ferris to serve as President, Treasurer and Secretary of the Company.

•	Ferris loaned the Company $47,749 in the form of an unsecured promissory note payable bearing interest at 10% and due upon demand. As of May 30, 2014, there was $8,101 of accrued but unpaid interest outstanding under the loan. Pursuant to the Stock Purchase Agreement described above, Ferris agreed to cancel and forgive all indebtedness owed by the Company to Ferris, effective as of June 26, 2014.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS OIL & GAS CORP.

Date: July 11, 2014	By: /s/ Rupert Ireland
Rupert Ireland, President

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